Exhibit 10.3

FIRST AMENDMENT

TO

LETTER OF CREDIT DISCOUNTING AGREEMENT WITH RECOURSE

THIS FIRST AMENDMENT TO LETTER OF CREDIT DISCOUNTING AGREEMENT WITH RECOURSE (this “Amendment”) is dated as of November 7, 2006, and is by and between SILICON VALLEY BANK (“Bank”) and AXESSTEL, INC., a Nevada corporation (“Client”), with offices at 6815 Flanders Drive, Suite 210, San Diego, CA 92121 (FAX 858-625-7110).

RECITALS

A. Bank and Client have entered into that certain Loan and Security Agreement dated as of August 7, 2006 (as amended, modified, supplemented or restated, the “LC Discounting Agreement”).

B. Bank has extended credit to Client for the purposes permitted in the LC Discounting Agreement.

C. Client has requested that Bank amend the LC Discounting Agreement in accordance with the terms hereof.

D. Bank has agreed to so amend certain provisions of the LC Discounting Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the LC Discounting Agreement.

2. Amendments to LC Discounting Agreement.

2.1 Letter of Credit Aggregate Amount. The section of the LC Discounting Agreement captioned “Letter of Credit Aggregate Amount” is amended in its entirety and replaced with the following:

“Letter of Credit Aggregate Amount: To be identified on LC Discounting Funding Certificate; Aggregate of all LCs discounted and outstanding not to exceed $5,000,000”

2.2 Agreement. The second paragraph recital of the section captioned “Agreement” of the LC Discounting Agreement is amended in its entirety and replaced with the following:

“Pursuant to the terms and conditions set forth herein, Client may present to SVB for discounting letter of credit bills, demand, sight drafts or usance drafts for the letter of credit (“LC”) with the number identified above issued to Client by Issuing Bank in the aggregate amount identified above but not to exceed $5,000,000 as to all discounted and outstanding LCs purchased by SVB. SVB may purchase from Client such letter of credit bills, demand, sight drafts or usance drafts for discounting.”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents (as defined in the Loan Agreement) and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Client hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Client has the power and authority to execute and deliver this Amendment and to perform its obligations under the LC Discounting Agreement, as amended by this Amendment;

4.3 The organizational documents of Client delivered to Bank on or about August 1, 2006 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Client of this Amendment and the performance by Client of its obligations under the LC Discounting Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Client of this Amendment and the performance by Client of its obligations under the LC Discounting Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Client, (b) any contractual restriction with a Person binding on Client, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Client, or (d) the organizational documents of Client;

4.6 The execution and delivery by Client of this Amendment and the performance by Client of its obligations under the LC Discounting Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Client, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Client and is the binding obligation of Client, enforceable against Client in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon the satisfaction of the conditions set forth in Section 7.

7. Conditions. The effectiveness of this Amendment is conditioned upon: (i) execution and delivery to Bank of a fully executed copy of that certain First Amendment to Loan and Security Agreement, dated as even date herewith (the “LSA Amendment”); (ii) receipt by Bank of the amendment fee set forth in Section 7 of the LSA Amendment (iii) delivery to Bank of a fully executed copy of that certain First Amendment to Second Amended and Restated Accounts Receivable Purchase Agreement, dated of even date herewith; and (iv) execution and delivery to Bank of a fully executed copy of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		CLIENT

SILICON VALLEY BANK		AXESSTEL, INC.,
a Nevada corporation,

By:	/s/ Robert C. Lake	By:	/s/ Patrick Gray

Name:	Robert C. Lake	Name:	Patrick Gray

Title:	Relationship Manager	Title:	SVP, Finance

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First Amendment to Letter of Credit Discounting Agreement with Recourse